Exhibit 32
Certification
Pursuant to Rule 13a-14 (b) and Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350 (a) and (b))
I, James Unger, President and Chief Executive Officer of American Railcar Industries, Inc. (the “Company”) certify that:
1.	the annual report on Form 10-K of the Company for the year ended December 31, 2005 (the “Annual Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2006	/s/ James J. Unger
James J. Unger - President and CEO

I, William Benac, Senior Vice President, CFO of American Railcar Industries, Inc. (the “Company”) certify that:
3.	the annual report on Form 10-K of the Company for the year ended December 31, 2005 (the “Annual Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

4.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2006	/s/ William Benac
William Benac – Senior Vice President, CFO

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